UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2011

Castle Brands Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

001-32849	41-2103550
(Commission File Number)	(IRS Employer Identification No.)

122 East 42nd Street, Suite 4700, New York, New York	10168
(Address of principal executive offices)	(Zip Code)

(646) 356-0200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2011, Castle Brands Inc., a Florida corporation (the “Company”), entered into two Securities Purchase Agreements (collectively, the “Securities Purchase Agreement”), between the Company and each purchaser identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and the purchasers agreed to purchase an aggregate of approximately $2.2 million of the Company’s newly-designated 10% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for its stated value of $1,000 per share (the “Stated Value”), and warrants (the “Warrants”) to purchase 50% of the number of shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of such Series A Preferred Stock for an exercise price of $0.38 per share, subject to adjustment (including Dilutive Issuances, as defined below), in a private offering.

For a description of the preferences, rights and limitations of the Series A Preferred Stock, see Items 3.03 and 5.03 of this Current Report on Form 8-K, which Items are incorporated in this Item 1.01 by reference.

The Warrants are exercisable for a period of five years and are subject to the Beneficial Ownership Limitation (as defined below) and Issuable Maximum (as defined below) applicable to the Series A Preferred Stock.  The initial exercise price of the Warrants is equal to 125% of the Conversion Price (as defined below) of the Series A Preferred Stock.  If at any time after the six-month anniversary of the date of the Purchase Agreements (as defined below) there is no effective registration statement registering for resale the shares of Common Stock issuable upon exercise of the Warrants, then the Warrants may only be exercised at such time by means of a cashless exercise.  In the event of a Fundamental Transaction (as defined in the Warrants), the Company or any successor entity may, at the Company’s or such successor entity’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase the Warrant by paying to the holder thereof an amount of cash equal to the Black-Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction.  If, after the one year anniversary of the closings of the transactions contemplated by the Securities Purchase Agreement, among other conditions, (i) the VWAP (as defined in the Articles of Designation) for any 20 trading days during any 30 consecutive trading days exceeds $0.95 (subject to adjustment), and (ii) the average daily volume for such measurement period exceeds $100,000 per trading day, then the Company may call for cancellation all or any portion of the Warrants on the tenth trading day after such call, for consideration equal to $0.01 per share of Common Stock issuable upon exercise of the Warrants.

Also on June 8, 2011, the Company entered into a Securities Purchase Agreement ( the “Affiliate Purchase Agreement”), with certain directors, officers and other affiliates of the Company identified on the signature pages thereto (the “Affiliate Purchasers”), pursuant to which the Company agreed to issue and the Affiliate Purchasers agreed to purchase an aggregate of approximately $1.0 million of Series A Preferred Stock and Warrants on substantially the same terms as the transactions under the Securities Purchase Agreement, subject to shareholder approval of such issuance in accordance with the rules and regulations of the NYSE Amex.  Pending such shareholder approval, the Company will issue an aggregate of approximately $1.0 million in promissory notes (the “Temporary Notes”) to the Affiliate Purchasers, which Temporary Notes and accrued but unpaid interest thereon will convert into Series A Preferred Stock and Warrants following such shareholder approval.  The Temporary Notes will bear interest at a rate of 10% per annum and mature 18 months from the date of issuance, subject to conversion under the Affiliate Purchase Agreement.  The Affiliate Purchasers include Frost Gamma Investments Trust, an entity affiliated with Dr. Phillip Frost, a director and principal shareholder of the Company ($600,000), Mr. Richard Lampen, the Chief Executive Officer and a director of the Company ($50,000), Mr. Mark Andrews, the Chairman of the Company’s Board of Directors, and certain of his affiliates ($300,000), Mr. John Glover, the Chief Operating Officer of the Company ($50,000), and Mr. Alfred Small, the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company ($5,000).

The closings of the transactions contemplated by the Securities Purchase Agreement and the Affiliate Purchase Agreement are expected to occur on or about June 13, 2011.

Also on June 8, 2011, the Company entered into an Exchange Agreement (the “Exchange Agreement” and together with the Securities Purchase Agreement and the Affiliate Purchase Agreement, the “Purchase Agreements”), with certain holders of outstanding debt of the Company, including certain directors, officers and other affiliates of the Company, identified on the signature pages thereto (the “Exchange Purchasers”), pursuant to which the Company agreed to issue and the Exchange Purchasers agreed to purchase shares of Series A Preferred Stock and Warrants in exchange for $3.5 million aggregate principal amount of existing debt of the Company, and accrued but unpaid interest thereon, on substantially the same terms as those set forth in the Securities Purchase Agreement and the Affiliate Purchase Agreement, subject to shareholder approval of such issuance in accordance with the rules and regulations of the NYSE Amex.  The Exchange Purchasers and aggregate principal amounts of existing debt include Frost Gamma Investments Trust ($2.5 million), Vector Group Ltd., a principal shareholder of the Company ($200,000), Mr. Lampen ($200,000), Mr. Andrews ($200,000) and IVC Investments, LLP, an entity affiliated with Mr. Glenn Halpryn, a director of the Company ($200,000).

The offering of the Series A Preferred Stock and Warrants was made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.  The shares of Series A Preferred Stock and Warrants issued pursuant to the Purchase Agreements, including the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock or exercise of the Warrants, will be “restricted securities” as that term is defined by Rule 144 under the Securities Act, until such time as such shares are registered for resale under the Securities Act.  The Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of June 8, 2011, with the purchasers under the Purchase Agreements, pursuant to which the Company agreed to register for resale the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants.

The transactions contemplated by the Purchase Agreements were recommended to the Board of Directors of the Company by a Special Committee thereof consisting of independent directors.  Holders of approximately 41.4% of the outstanding Common Stock have entered into irrevocable agreements to vote their shares in favor of the transactions.

The foregoing descriptions of the Warrants, Temporary Notes, Securities Purchase Agreements, Affiliate Purchase Agreement, Exchange Agreement and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Warrants, Temporary Notes, Securities Purchase Agreements, Affiliate Purchase Agreement, Exchange Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Temporary Notes is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2011, the Company will file with the Secretary of State of the State of Florida Articles of Amendment to the Company’s Articles of Incorporation Designating the Preferences, Rights and Limitations of 10% Series A Convertible Preferred Stock of the Company (the “Articles of Designation”).  A summary of the Articles of Designation and the preferences, rights and limitations of the Series A Preferred Stock is as follows:

Dividends. Holders of Series A Preferred Stock are entitled to receive cumulative dividends thereon at the rate per share (as a percentage of the Stated Value per share) of 10% per annum (calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods), whether or not declared by the Board of Directors of the Company, which dividends are payable upon conversion of the Series A Preferred Stock or upon a Liquidation (as defined below) (with respect only to Series A Preferred Stock not previously converted) in an amount of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the dollar amount to be paid in shares of Common Stock, the “Dividend Share Amount”) equal to the quotient of (x) the applicable Dividend Share Amount divided by (y) the Conversion Price.

Voting Rights. The Series A Preferred Stock will be voted equally with the shares of Common Stock and not as a separate class, at any annual or special meeting of shareholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of Series A Preferred Stock will be entitled to the number of votes equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series A Preferred Stock are convertible pursuant to the Articles of Designation immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, subject to the Issuable Maximum (as defined below).  As long as any shares of Series A Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Articles of Designation, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to the Series A Preferred Stock, (iii) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (iv) increase the number of authorized shares of Series A Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing; provided, however, that as long as any shares of Series A Preferred Stock are outstanding, the Company may not alter or amend the anti-dilution provisions of the Articles of Designation without the affirmative vote of the holders of 67% of the then outstanding shares of Series A Preferred Stock.

Rank. With respect to distributions upon Liquidation, the Series A Preferred Stock ranks senior to all classes of Common Stock and to each other class of the Company’s capital stock existing now or hereafter created that are not specifically designated as ranking senior to the Series A Preferred Stock.  The Company may not issue any capital stock that is senior to the Series A Preferred Stock unless such issuance is approved by the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock voting separately as a class.

Liquidation Preference. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series A Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees then due and owing thereon under the Articles of Designation, for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series A Preferred Stock will be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion. Each share of Series A Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in the Articles of Designation) determined by dividing the Stated Value of such share of Series A Preferred Stock by the conversion price, which is initially $0.304 (the “Conversion Price”), subject to adjustment as provided in the Articles of Designation, including in the event that, during the Threshold Period (as defined in the Articles of Designation), the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents (as defined in the Articles of Designation) entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (a “Dilutive Issuance”).  The Conversion Price is based on the average closing price of the Common Stock as reported on the NYSE Amex for the five trading days preceding the execution of the Purchase Agreements.  The Company may not effect any conversion of the Series A Preferred Stock, and a holder will not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the conversion, such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by the applicable holder (the “Beneficial Ownership Limitation”).  A holder, upon not less than 61 days’ prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation applicable to its Series A Preferred Stock; any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and will only apply to such holder and no other holder; provided, however, that the Beneficial Ownership Limitation will not apply to any holder whose beneficial ownership of Common Stock exceeded the Beneficial Ownership Limitation as of the date of issuance of such holder’s Series A Preferred Stock.

Issuance Limitation. Until such time as the Company has obtained the approval of its shareholders required by the applicable rules and regulations of the NYSE Amex with respect to the transactions contemplated by the Purchase Agreements, the Company may not issue, upon conversion of the Series A Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the date of the Purchase Agreements and prior to such conversion (i) in connection with any conversion of Series A Preferred Stock issued pursuant to the Purchase Agreements and (ii) in connection with the exercise of any Warrants issued pursuant to the Purchase Agreements would exceed 19.99% of the shares of Common Stock outstanding as of the date of the Purchase Agreements (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”).  Each holder of Series A Preferred Stock shall be entitled to a percentage of the Issuable Maximum equal to the quotient obtained by dividing (x) the original Stated Value of such holder’s Series A Preferred Stock by (y) the aggregate Stated Value of all Series A Preferred Stock issued on the Original Issue Date.  In addition, each holder may allocate its pro-rata portion of the Issuable Maximum among Series A Preferred Stock and Warrants held by it in its sole discretion.

Forced Conversion. If (i) there is an effective registration statement covering the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or all such shares may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with Rule 144(c)(1), (ii) the average daily volume of the Common Shares exceeds $100,000 per trading day and (iii) the VWAP (as defined in the Articles of Designation) for at least 20 trading days during any 30 consecutive trading day period exceeds $0.76 (subject to adjustment), the Company may convert all or any portion of the outstanding Series A Preferred Stock into shares of Common Stock.  In the event of a Fundamental Transaction (as defined in the Articles of Designation), the Company may convert all of the Series A Preferred Stock plus all accrued but unpaid dividends thereon into Common Stock concurrently with the consummation of such Fundamental Transaction.

The foregoing description of the Articles of Designation is not complete and is qualified in its entirety by reference to the full text of the Articles of Designation, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 9, 2011, the Company issued a press release announcing the transactions described above in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K contains statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21 E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of the Company’s business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These and other forward-looking statements can be identified by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to the Company’s operations and business environments, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Company’s history of losses and expectation of further losses, its ability to expand its operations in both new and existing markets, its ability to develop or acquire new brands, its relationships with distributors, the success of the Company’s marketing activities, the effect of competition in the Company’s industry and economic and political conditions generally, including the current recessionary economic environment and concurrent market instability. More information about these and other factors are described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, for the year ended March 31, 2010, filed with the Securities and Exchange Commission.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Articles of Amendment to Articles of Incorporation Designating the Preferences, Rights and Limitations of 10% Series A Convertible Preferred Stock of the Company

4.1	Form of Common Stock Purchase Warrant to be issued by the Company

4.2	Form of Temporary Note to be issued by the Company

10.1	Securities Purchase Agreement dated as of June 8, 2011, between the Company and each purchaser identified on the signature pages thereto

10.2	Securities Purchase Agreement dated as of June 8, 2011, between the Company and each purchaser identified on the signature pages thereto

10.3	Securities Purchase Agreement dated as of June 8, 2011, between the Company and each affiliate purchaser identified on the signature pages thereto

10.4	Exchange Agreement dated as of June 8, 2011, between the Company and each purchaser identified on the signature pages thereto

10.5	Registration Rights Agreement dated as of June 8, 2011, between the Company and each purchaser identified on the signature pages thereto

99.1	Press release dated June 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BRANDS INC.

Date: June 9, 2011	By:	/s/ Alfred J. Small
	Name:	Alfred J. Small
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment to Articles of Incorporation Designating the Preferences, Rights and Limitations of 10% Series A Convertible Preferred Stock of the Company

4.1	Form of Common Stock Purchase Warrant to be issued by the Company

4.2	Form of Temporary Note to be issued by the Company

10.1	Securities Purchase Agreement dated as of June 8, 2011, between the Company and each purchaser identified on the signature pages thereto

10.2	Securities Purchase Agreement dated as of June 8, 2011, between the Company and each purchaser identified on the signature pages thereto

10.3	Securities Purchase Agreement dated as of June 8, 2011, between the Company and each affiliate purchaser identified on the signature pages thereto

10.4	Exchange Agreement dated as of June 8, 2011, between the Company and each purchaser identified on the signature pages thereto

10.5	Registration Rights Agreement dated as of June 8, 2011, between the Company and each purchaser identified on the signature pages thereto

99.1	Press release dated June 9, 2011